UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2017

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events.

On December 10, 2017, Agios Pharmaceuticals, Inc. (the “Company”) issued a press release announcing updated clinical data from the Company’s ongoing phase 2 DRIVE PK study evaluating AG-348 in patients with pyruvate kinase deficiency. On December 11, 2017, the Company issued a press release announcing new clinical data from the Company’s phase 1 dose-escalation and expansion trial of ivosidenib in patients with relapsed or refractory acute myeloid leukemia (“AML”) and an isocitrate dehydrogenase-1 (“IDH1”) mutation. Also on December 11, 2017, the Company issued a press release announcing clinical data from (i) the ongoing phase 1 trial of enasidenib or ivosidenib in combination with induction and consolidation chemotherapy in patients with newly diagnosed AML with an isocitrate dehydrogenase-2 (“IDH2”) or IDH1 mutation, and (ii) the ongoing phase 1/2 trial of enasidenib or ivosidenib in combination with azacitadine in patients with newly diagnosed AML with an IDH2 or IDH1 mutation ineligible for intensive chemotherapy. The Company presented these data at the 2017 American Society of Hematology Annual Meeting and Exposition held on December 9 – 12, 2017. The full text of the press releases issued in connection with this announcement are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Agios Pharmaceuticals, Inc. on December 10, 2017.

99.2	Press release issued by Agios Pharmaceuticals, Inc. on December 11, 2017.

99.3	Press release issued by Agios Pharmaceuticals, Inc. on December 11, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: December 11, 2017	By:	/s/ David P. Schenkein
David P. Schenkein, M.D. President and Chief Executive Officer